Exhibit 10.2
WILLIAMS-SONOMA, INC.
DIRECTOR COMPENSATION POLICY
(Adopted and approved on June 2, 2021)
Each member of the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”), who is not an employee of the Company (each such member, a “Non-Employee Director”), will receive the compensation described in this Director Compensation Policy (the “Director Compensation Policy”) for his or her Board service following the date set forth above (the “Effective Date”).
The Director Compensation Policy will become effective upon the Effective Date. The Director Compensation Policy may be amended at any time in the sole discretion of the Board.
Annual Cash Compensation
Subject to Section 6 hereof, each Non-Employee Director will receive the cash compensation set forth below for service on the Board or a committee of the Board.  The annual cash compensation amounts will be payable in arrears, in equal quarterly installments following the end of each fiscal quarter of the Company in which the service occurred. Any amount payable for a partial quarter of service in an applicable role will be pro-rated by multiplying such amount by a fraction, the numerator of which will be the number of days of service in such role that the Non-Employee Director provided in such quarter and the denominator of which will be the number of days in such quarter. All annual cash fees are vested upon payment. For purposes of clarity, the first quarterly installment of the annual retainers set forth below shall be paid for the first quarter that ends on or after the Effective Date, with the amount of such payment equal to the full quarterly installment, pro-rated, if applicable, based on the days of service that the Non-Employee Director provided in such quarter.
1.Annual Board Member Service Retainer:
a.All Non-Employee Directors: $80,000.
b.Non-Employee Director serving as Board Chair: $100,000 (in addition to above).
2.Annual Committee Member Service Retainer:
a.Member of the Audit and Finance Committee: $8,750.
b.Member of the Compensation Committee: $7,500.
c.Member of the Nominations, Corporate Governance and Social Responsibility Committee: $5,000.
3.Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer):
a.Chair of the Audit and Finance Committee: $25,500.
b.Chair of the Compensation Committee: $15,000.

Exhibit 10.2
c.Chair of the Nominations, Corporate Governance and Social Responsibility Committee: $12,500.
Equity Compensation
The equity awards contemplated by Sections 4 through 7 of this Director Compensation Policy will be granted under the Company’s 2001 Long-Term Incentive Plan, as amended, or any successor equity incentive plan adopted by the Board and the stockholders of the Company (the “Plan”), and this Director Compensation Policy, as it relates to such equity awards, forms a part of the Plan. In the event of any inconsistency between the Plan and this Director Compensation Policy, this Director Compensation Policy shall control.
4.    Automatic Equity Grants. Annual grants made on or after the annual meeting of the Company’s stockholders (the “Annual Meeting”) during 2021 (the “2021 Annual Meeting”) shall be made as follows:
a.    Annual Grant for Continuing Non-Employee Directors. Without any further action of the Board, at the close of business on the date of each Annual Meeting beginning with the 2021 Annual Meeting, each continuing Non-Employee Director shall be granted a restricted stock unit award (“RSU Award”) under the Plan covering shares (“Shares”) of the Company’s Common Stock (as defined in the Plan) having an RSU Value as set forth in clauses (i) through (iii) below, as applicable (a “Continuing Director Annual RSU Award”); provided that the number of Shares covered by each Continuing Director Annual RSU Award will be rounded down to the nearest whole Share. Each Continuing Director Annual RSU Award shall vest on the earlier of (x) the day before the next Annual Meeting or (y) the one-year anniversary of the grant date, subject to the applicable Non-Employee Director’s continued service as a member of the Board through such vesting date.
i.Annual Board Member RSU Value:
1)All Non-Employee Directors: $165,000.
2)Non-Employee Director serving as Board Chair: $100,000 (in addition to above).
ii.Annual Committee Member RSU Value:
1)Member of the Audit and Finance Committee: $8,750.
2)Member of the Compensation Committee: $7,500.
3)Member of the Nominations, Corporate Governance and Social Responsibility Committee: $5,000.
iii.Annual Committee Chair RSU Value (in lieu of Annual Committee Member RSU Value):
1)Chair of the Audit and Finance Committee: $25,500.

Exhibit 10.2
2)Chair of the Compensation Committee: $15,000.
3)Chair of the Nominations, Corporate Governance and Social Responsibility Committee: $12,500.

b.    Annual Grant for New Non-Employee Directors. Without any further action of the Board, each person who, on or after the 2021 Annual Meeting, is elected or appointed for the first time to be a Non-Employee Director will automatically, upon the effective date of his or her initial election or appointment to be a Non-Employee Director, be granted an RSU Award under the Plan covering Shares having an RSU Value as set forth in Sections 4(a)(i) through (iii) above, as applicable, multiplied by a fraction, the numerator of which is the number of days that are expected to lapse between the Non-Employee Director’s appointment to the Board and the next Annual Meeting and the denominator of which is 365 (a “New Director Annual RSU Award”); provided that the number of Shares covered by each New Director Annual RSU Award will be rounded down to the nearest whole Share.  Each New Director Annual RSU Award shall vest in full on the earlier of (x) the day before the next Annual Meeting or (y) the one-year anniversary of the prior annual meeting, subject to the applicable Non-Employee Director’s continued service as a member of the Board through such vesting date.
5.    Calculation of RSU Value. The “RSU Value” of an RSU Award to be granted under this policy will equal the number of Shares subject to the restricted stock unit award multiplied by the closing price of a Share on the stock exchange or a national market system on which the Shares are listed on the closest trading day preceding the grant date.
6.    Remaining Terms. The remaining terms and conditions of each RSU Award granted under this policy will be as set forth in the Plan and the Company’s standard form of RSU Award agreement for Non-Employee Directors currently in effect, as it may be amended from time to time by the Board or the Compensation Committee of the Board, as applicable. If permitted by the Company, the issuance of the Shares issuable with respect to an RSU Award may be deferred upon such terms and conditions as determined by the Company, subject to the Company’s determination that any such right of deferral or any term thereof complies with applicable laws or regulations in effect from time to time.

7.    Annual Cash Compensation Election. Notwithstanding anything to the contrary herein, with respect to annual cash compensation amounts to be earned in respect of service during the Company’s last two fiscal quarters of 2021, and for each fiscal year thereafter, a Non-Employee Director may elect (on terms prescribed by the Company) to receive 100% of the annual cash compensation to be earned in respect of the applicable fiscal year (or the last two quarters thereof in the case of fiscal 2021) either in the form of (i) fully vested stock units or (ii) fully vested deferred stock units (“DSUs”), in each case, covering a number of Shares equal to the quotient of (i) the dollar value of the annual cash compensation for the applicable quarter to be received in the form of fully vested stock units or DSUs that the Non-Employee Director actually earns under this Director Compensation Policy over (ii) the closing price of a Share on the stock exchange or a national market system on which the Shares are listed on the closest trading day preceding the grant date; provided that the number of Shares covered thereby will be rounded down to the nearest whole Share. To the extent the underlying annual cash compensation that is otherwise payable is earned, each such fully vested stock unit or DSU shall be automatically granted,

Exhibit 10.2
without further action by the Board, on the first day of the quarter that immediately follows the applicable quarter to which such annual cash compensation relates (or, earlier, on the last day of a Non-Employee Director’s service on the Board for departing Non-Employee Directors). The remaining terms and conditions of each DSU granted under this policy will be as set forth in the Plan, the form of DSU grant agreement attached hereto as Exhibit A, as it may amended from time to time by the Board or the Compensation Committee of the Board, as applicable, and the Non-Employee Director’s deferral election form applicable to such DSUs. Any fully vested stock units that are elected by a Non-Employee Director under this Section 7 shall be settled in fully vested Shares as soon as practicable after the grant date of such units.
Expenses; Other
The Company will reimburse each Non-Employee Director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at, and participation in, Board and committee meetings, provided, that the Non-Employee Director timely submits to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.
Each Non-Employee Director will also be able to participate in the Company’s merchandise discount program as in effect from time to time.
This Director Compensation Policy was adopted by the Board and may only be amended or terminated by the Board.

Exhibit 10.2
Exhibit A
(Form of DSU Agreement)
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